SCHEDULE II
                  INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                       SHARES
                                       PURCHASED        AVERAGE
                       DATE            SOLD(-)          PRICE(2)

COMMON STOCK-AARON RENTS INC CL A

 GABELLI FUNDS, INC.
 THE GABELLI ASSET FUND
                    6/01/95            5,500            15.2500

 GAMCO INVESTORS, INC.
                    7/13/95           40,000-             *DO
                    6/21/95            3,500            15.5000
                    6/21/95            3,500-           15.5000
                    6/20/95            3,500-           15.5000
                    6/19/95            2,500            14.7485
                    6/19/95            2,500-           14.7485
                    6/19/95           10,000-           15.1250
                    6/16/95            8,100-           14.7485
                    5/31/95            5,000-           14.8750
                    5/25/95            1,400            14.6250
                    5/24/95            1,600            14.6250

 GABELLI & COMPANY MARKET MAKING ACCOUNT
                    7/10/95            1,000-           15.8750
                    7/10/95            1,000-           16.1250
                    7/10/95            1,500              *DI
                    7/07/95              500            15.7500










(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.





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